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                                                                      EXHIBIT 21



                          Brooktrout Technology, Inc.
                                  Subsidiaries

                                                          Jurisdiction
         Name                                           Of Incorporation
         ----                                           ----------------

InterSpeed, Inc.                                        Massachusetts

Brooktrout Networks                                     Massachusetts
Group, Inc.

Technically Speaking Incorporated                       Massachusetts

Brooktrout Technology                                   Massachusetts
Europe Limited (U.S.)

Brooktrout Technology                                   United Kingdom
Europe Limited (U.K.)

Brooktrout Holdings, Inc.                               Delaware

NetAccess, Inc.                                         Delaware

Brooktrout Foreign                                      U.S. Virgin Islands
Sales Corp.

Brooktrout Business                                     Massachusetts
Trust

Brooktrout Securities                                   Massachusetts
Corporation

BTGP, Inc.                                              Delaware